Exhibit 10.14

RE: LA/CL/16041

25th October 2017

Private & Confidential

Mr S Baker

Dear Stewart

Further to recent discussions, I am writing to confirm that with effect from the 1st October 2017, your salary will increase to £230,000 per annum.

From 1st October 2017, your pension contributions and bonus calculations will be based on an annual salary of £230,000.

All other terms and conditions remain unchanged. Please sign both copies of this letter to accept the above changes and return one copy to the HR Department for inclusion on your personnel file.

I would like to take this opportunity of thanking you for all your hard work and commitment and wish you continued success in your career with Inspired.

Yours sincerely,

/s/ Luke Alvarez

Luke Alvarez

President and Chief Executive Officer

I accept the above changes to my terms and conditions of employment.

Signed	Date

/s/ Stewart Baker	October 25, 2017

Inspired Gaming (UK) Limited, Registered in England Number: 03565640

Registered Office: 3, The Maltings, Wetmore Road, Burton-On-Trent

Staffordshire

DE14 1SE

Inspired Gaming (UK) Limited is part of Inspired Gaming Group Limited